                              OPPENHEIMER INTEGRITY FUNDS







                                 AMENDED AND RESTATED
                                 DECLARATION OF TRUST

                                Dated January 18, 2001



                                   Table of Contents


Page
ARTICLE I -- NAME AND DEFINITIONS...........................................1

      Section 1.1             Name..........................................1
      Section 1.2             Definitions...................................1
      Section 1.3             Trust Only....................................3

ARTICLE II -- TRUSTEES......................................................3

      Section 2.1             Powers........................................3
      Section 2.2             Legal Title...................................6
      Section 2.3             Number of Trustees; Term of Office............7
      Section 2.4             Qualification of Trustees.....................7
      Section 2.5             Election of Trustees..........................7
      Section 2.6             Resignation and Removal.......................7
      Section 2.7             Vacancies.....................................7
      Section 2.8             Committees; Delegation........................8
      Section 2.9             By-Laws; Conduct of Business..................8
      Section 2.10......            Action Without a Meeting; Participation by
                              Conference Telephone.............................9
      Section 2.11            No Bond Required.................................9
      Section 2.12      ....Limitation on Liability; Reliance on Experts, Etc.
9

ARTICLE III -- CONTRACTS....................................................9

      Section 3.1             Underwriting Contracts........................9
      Section 3.2             Advisory or Management Contracts..............9
      Section 3.3             Affiliations of Trustees or Officers, Etc.......10

ARTICLE IV -- LIMITATION OF LIABILITY; INDEMNIFICATION........................10

      Section 4.1             No   Personal    Liability   of    Shareholders,
Trustees, Etc.    10
      Section 4.2             Execution of Documents; Notice;
                              Apparent Authority............................10
      Section 4.3             Indemnification of Trustees, Officers, Etc....11
      Section 4.4             Advance Payments..............................11
      Section 4.5             Indemnification of Shareholders...............12

ARTICLE V -- SHARES OF BENEFICIAL INTEREST................................12

      Section 5.1             Shares of Beneficial Interest...............12
      Section 5.2             Series and Class Designation................13
      Section 5.3             Termination of a Series.....................16
      Section 5.4             Rights of Shareholders......................17
      Section 5.5             Issuance of Shares..........................17
      Section 5.5.1           General.....................................17
      Section 5.5.2           Price.......................................17
      Section 5.5.3           On Merger or Consolidation..................17
      Section 5.5.4           Fractional Shares...........................17
      Section 5.6             Register of Shares..........................17
      Section 5.7             Transfer of Shares..........................18
      Section 5.8             Voting Powers...............................18
      Section 5.9             Meetings of Shareholders....................19
      Section 5.10            Action Without a Meeting....................19
      Section 5.11            Removal of Trustees by Shareholders.........19

ARTICLE VI -- REDEMPTION AND REPURCHASE OF SHARES.........................20

      Section 6.1             Redemption of Shares........................20
      Section 6.2             Price.......................................20
      Section 6.3             Payment.....................................20
      Section 6.4             Effect of Suspension of Right of Redemption....20
      Section 6.5             Repurchase by Agreement........................20
      Section 6.6             Suspension of Right of Redemption..............20
      Section 6.7             Involuntary Redemption of Shares;  Disclosure of
Holding     21

ARTICLE VII -- DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS............22

      Section 7.1             By Whom Determined..........................22
      Section 7.2             When Determined.............................22
      Section 7.3             Computation of Per Share Net Asset Value.......22
      Section 7.4             Interim Determinations.........................23
      Section 7.5             Maintenance  of  Constant  Net  Asset  Value Per
Share 23
      Section 7.6             Outstanding Shares...........................23
      Section 7.7             Distributions to Shareholders................24
      Section 7.8             Power to Modify Foregoing Procedures.........24

ARTICLE VIII -- CUSTODIANS...................................................25

      Section 8.1             Appointment and Duties..........................25
      Section 8.2             Action Upon Termination of Custodian Agreement..25
      Section 8.3             Central Certificate System, Etc.................25
      Section 8.4             Acceptance of Receipts in Lieu of Certificates..25

ARTICLE IX -- DURATION; TERMINATION OF TRUST; AMENDMENT;
                 MERGERS, ETC................................................26

      Section 9.1             Duration and Termination.......................26
      Section 9.2             Amendment Procedure............................26
      Section 9.3             Merger, Consolidation and Sale of Assets.......27
      Section 9.4             Incorporation..................................27

ARTICLE X -- REPORTS TO SHAREHOLDERS................................27



ARTICLE XI -- MISCELLANEOUS.........................................27

      Section 11.1            Filing.........................................27
      Section 11.2            Governing Law..................................28
      Section 11.3            Counterparts...................................28
      Section 11.4            Reliance by Third Parties......................28
      Section 11.5            Provisions in Conflict with Law or Regulations.28
      Section 11.6            Section Headings; Interpretation...............28
      Section 11.7            Action by the Board............................29
      Section 11.8            Use of the Name "Oppenheimer"..................29

                                 AMENDED AND RESTATED
                                 DECLARATION OF TRUST

                                          OF

                              OPPENHEIMER INTEGRITY FUNDS

                                Dated January 18, 2001

      AMENDED AND RESTATED DECLARATION OF TRUST made as of January 18, 2001, by and among the individuals executing this Amended and Restated Declaration of Trust as Trustees;

      WHEREAS, the Trustees (this and certain other capitalized terms used herein having the meanings specified in Section 1.2 hereof) established Oppenheimer Integrity Funds (the "Trust"), initially named "MassMutual Integrity Funds," a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto, under a Declaration of Trust dated March 9, 1982, as amended November 12, 1986, December 18, 1987, February 9, 1988, March 29, 1991, April 30, 1993 and June 26, 1995;

      WHEREAS,   the  Trustees   desire  to  make  certain   changes  to  said
Declaration of Trust;

      NOW THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall henceforth be held and managed under this Amended and Restated Declaration of Trust IN TRUST for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                                       ARTICLE I

                                 NAME AND DEFINITIONS

      Section 1.1. Name. The trust created hereby shall be known as "Oppenheimer Integrity Funds." The address of the Trust is 3410 South Galena Street, Denver, Colorado 80231. The registered agent for service in Massachusetts is Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, Attention: Stephen L. Kuhn, Esq. As far as may be practicable the Trustees shall conduct the business and activities of the trust created hereby and execute all documents and take all actions under that name, which name (and the word "Trust" whenever used in this Declaration, except where the context requires otherwise) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or shareholders of the trust created hereby or of such Trustees.

      Section  1.2.   Definitions.   Wherever   they  are  used  herein,   the
                      -----------
following terms have the following meanings:

      "Affiliated Person" shall have the meaning set forth in Section 2(a)(3) of the 1940 Act.

      "By-Laws" shall mean the By-Laws,  if any,  adopted  pursuant to Section
2.9 hereof, as from time to time amended.

      "Class" shall mean a class of a Series of Shares (as defined below) of the Trust established and designated under or in accordance with the provisions of Article V.

      "Commission" shall mean the Securities and Exchange Commission.

      "Custodian"  shall mean any Person employed by the Trustees  pursuant to
Section 8.1 of this Declaration as custodian of any Trust Property.

      "Declaration" shall mean this Declaration of Trust as amended from time to time.

      "Distributor" shall have the meaning set forth in Section 3.1 hereof.

      "Interested Person" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

      "Investment Adviser" shall have the meaning set forth in Section 3.2 hereof.

      "Majority Shareholder Vote" shall mean the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940
Act) of the Trust, provided that in the event there shall be Shares of two or more Series or Classes outstanding, then with respect to each such Series or Class, any matter shall be deemed to be effectively acted upon by the holders of Shares of such Series or Class if such matter shall have been acted upon as contemplated by Rule 18f-2 of the Commission.

      "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

      "Person" shall mean an individual, a company, a corporation, partnership, trust or association, a joint venture, an organization, a business,  a firm  or  other  entity,  whether  or not a  legal  entity,  or a country, state, municipality or other political subdivision or any governmental agency or instrumentality.

      "Series"  shall  mean  the  one  or  more  separate   series  of  Shares
authorized by Section 5.2.

      "Shareholder" shall mean a record owner of Shares.

      "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust or any Series or Class of the Trust (as the context may require) shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to refer to Shares of any or all Class or Series as the context may require.

      "Transfer Agent" shall mean any Person other than the Trustees who maintains the Shareholder records of the Trust or any Class or Series thereof, such as the list of Shareholders of each Class or Series, the number of Shares credited to each account, and the like.

      "Trust" shall mean Oppenheimer Integrity Funds.

      "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Class or Series.

      "Trustees" shall mean the individuals who have signed this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.

      Section 1.3. Trust Only. The Trust shall be of the type commonly termed a Massachusetts business trust. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                                      ARTICLE II

                                       TRUSTEES

      Section 2.1. Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have power to conduct and carry on the business of the Trust, or any Series thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the Commonwealth of Massachusetts, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

      Without limiting the foregoing, the Trustees shall have the power:

            (a) To operate as and to carry on the business of an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations.

            (b) To subscribe for and to invest and reinvest funds in, and to hold for investment, the securities (including but not limited to bonds, debentures, time notes, certificates of deposit, commercial paper, bankers' acceptances and all other evidences of indebtedness and shares, stock, subscription rights, profit-sharing interests or participations and all other contracts for or evidences of equity interests) of any Person and to hold cash uninvested.

            (c) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements with respect to, and to lend and to pledge, any such securities.

            (d) To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.

            (e) To declare (from interest, dividends or other income received or accrued, from accruals of original issue or other discounts on obligations held, from capital or other profits whether realized or unrealized and from any other lawful sources) dividends and distributions on the Shares of any Series or any Class and to credit the same to the account of holders of Shares of such Series or Class, or at the election of the Trustees to accrue income to the account of such holders, on such dates (which may be as frequently as every day) and at such time or times on such dates as the Trustees may determine. Such dividends, distributions or accruals shall be payable in cash, property or Shares of such Series or Class at such intervals as the Trustees may determine at any time in advance of such payment, whether or not the amount of such dividend, distribution or accrual can at the time of declaration or accrual be determined or must be calculated subsequent to declaration or accrual and prior to payment by reference to amounts or other factors not yet determined at the time of declaration or accrual (including but not limited to the amount of a dividend or distribution to be determined by reference to (i) what is sufficient to enable the Trust to qualify as a regulated investment company under the United States Internal Revenue Code or to avoid liability for Federal income tax or (ii) what is necessary to maintain a constant net asset value per share as contemplated by Section 7.5 hereof).

            The power granted by this Subsection (e) shall include, without limitation, and if otherwise lawful, the power (A) to declare dividends or distributions or to accrue income to the account of Shareholders by means of a formula or other similar method of determination whether or not the amount of such dividend or distribution can be calculated at the time of such declaration; (B) to establish record or payment dates for dividends or distributions on any basis, including the power to establish a number of record or payment dates subsequent to the declaration of any dividend or distribution; (C) to establish the same payment date for any number of dividends or distributions declared prior to such date; (D) to provide for payment of dividends or distributions declared and as yet unpaid, or unpaid accrued income, to Shareholders redeeming Shares prior to the payment date otherwise applicable; (E) to provide in advance for conditions under which any dividend or distribution may be payable in Shares to all or less than all of the Shareholders; and (F) to provide for the reduction of accruals of income to the account of Shareholders or of dividends previously declared but not yet paid if deemed advisable by the Trustees in order to maintain a constant net asset value per share as contemplated by Section 7.5 hereof.

            (f) To provide for the  adjustment  of the total  number of Shares of any Series or Class outstanding as contemplated by Section 7.5 hereof in order to maintain a constant net asset value per share of the Shares of such Series, if appropriate.

            (g) To suspend or terminate the maintenance of the net asset value per share of the Shares of any Series or Class at a constant value from time to time and at any time that the Trustees determine that such maintenance is not in the best interests of the Trust or such Series or Class or the holders of Shares of such Series or Class.

            (h) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

            (i) To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting to security interests the Trust Property; and to lend Trust Property.

            (j) To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person.

            (k) To promote or aid the incorporation of any organization or enterprise under the law of any country, state, municipality or other political subdivision, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

            (l)  To  enter   into   joint   ventures,   general   or   limited
      partnerships and any other combinations or associations.

            (m) To purchase and pay for out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, any Investment Adviser, any Distributor and dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence and whether or not the Trust would have the power to indemnify such Person against such liability.

            (n) To the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, any Investment Adviser, any Distributor, any Transfer Agent, any Custodian and dealers and independent contractors.

            (o) To establish  pension,  profit-sharing,  share  purchase,  and
      other  retirement,   incentive  and  benefit  plans  for  any  Trustees,
      officers, employees or agents of the Trust.

            (p) To incur  and pay any  charges,  taxes and  expenses  which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Declaration, and to pay from the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

            (q) To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

            (r) To foreclose any security interest securing any obligations owed to the Trust.

            (s)  To  exercise  the  right  to  consent,   and  to  enter  into
      releases, agreements and other instruments.

            (t) To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

            (u) To determine and change the fiscal year of the Trust or any Series or Class thereof and the method in which accounts shall be kept.

            (v) To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

            (w) To purchase liability, casualty, property or other insurance and to pay from the Trust Property the premiums therefor.

            (x) To change the name of the Trust or any Class or Series of the Trust as they consider appropriate without prior Shareholder approval.

            (y) To take such actions as are authorized or required to be taken by the Trustees pursuant to other provisions of this Declaration.

            (z) In general to carry on any other business in connection with or incidental to any of the objects and purposes of the Trust or any Series or Class thereof, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the business, purposes, objects or powers of the Trustees.

      The foregoing clauses shall be construed both as objects and as powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

      The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of authority this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.

      Section 2.2. Legal Title. Legal title to all the Trust Property shall as far as may be practicable be vested in the name of the Trust, which name shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust or of the Trustees, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust or any Series or Class thereof, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee, whether upon such Trustee's resignation or removal, or upon the due election and qualification of his successor, or upon the occurrence of any of the events specified in the first sentence of
Section 2.7 hereof or otherwise, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 2.3. Number of Trustees, Term of Office. The number of Trustees shall be two, which number may be increased and thereafter decreased from time to time by a written instrument signed by a majority of the Trustees, provided that the number of Trustees shall not be less than two nor more than 15. The two initial Trustees named in Section 2.5 hereof and each Trustee elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 2.7 hereof.

      Section 2.4.  Qualification  of Trustees.  Trustees may but need not own
                    --------------------------
Shares.

      Section 2.5. Election of Trustees. Vacancies in the Board of Trustees may be filled by the Trustees, as provided in Section 2.7 hereof; and
Trustees may be elected by the Shareholders, as provided in Section 2.7 hereof or at any meeting of Shareholders called pursuant to Section 5.11 hereof.

      If a special meeting of Shareholders for the election of Trustees is called as provided in Section 2.7 hereof or in Section 5.11 hereof, any vacancies shall be filled at such meeting by a Majority Shareholder Vote.

      Section 2.6. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chairman of the Board, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than two) with cause by the affirmative vote of two-thirds of the remaining Trustees. Any Trustee may also be removed by the Shareholders pursuant to Section 5.11 hereof. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

      Section 2.7. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 2.6 hereof or Section
5.11 hereof or otherwise), bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees pursuant to Section 2.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the event of any vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees pursuant to Section 2.3 hereof, the remaining Trustees may fill, subject to the requirements of Section 2.4 hereof, such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that immediately after filling any such vacancy at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders.

      In the event that at any time less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of Shareholders pursuant to Section 5.11 hereof shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period) for the purpose of electing Trustees to fill any existing vacancies. A special meeting of Shareholders may be held for the purpose of electing Trustees to fill any existing vacancies.

      Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.7, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

      Section 2.8. Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power

            (a)  to change the principal office of the Trust;

            (b)  to amend the By-Laws;

            (c)  to issue shares;

            (d) to elect or remove from office any Trustee or the Chairman of the Board, the President, the Treasurer or the Secretary of the Trust;

            (e)  to increase or decrease the number of Trustees;

            (f)  to declare a dividend or other distribution on the Shares;

            (g)  to authorize the repurchase of Shares; or

            (h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.

      Section 2.9. By-Laws; Conduct of Business. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

      Section 2.10. Action Without a Meeting; Participation by Conference Telephone. Unless the 1940 Act requires that a particular action must be taken only at a meeting of the Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees (or of the members of such committee) and such written consents are filed with the records of the meetings. Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or similar communications equipment if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

      Section  2.11. No Bond  Required.  No Trustee shall be obligated to give
                     -----------------
any bond or other security for the performance of any of his duties hereunder.

      Section 2.12. Limitation on Liability; Reliance on Experts, Etc. A Trustee, officer, agent or employee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected in relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by any Investment Adviser, Distributor, Custodian or Transfer Agent, or (c) by any accountants, dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The exercise by the Trustees of their powers and discretion hereunder and the construction in good faith by the Trustees of the meaning or effect of any provision of this Declaration shall be binding upon everyone interested.

                                      ARTICLE III

                                       CONTRACTS

      Section 3.1. Underwriting Contracts. The Trustees may from time to time enter into an underwriting contract with another Person (a "Distributor") providing for the sale of Shares of any one or more Series or Class, pursuant to which the Trustees may agree to sell such Shares to such Distributor or appoint such Distributor their sales agent for such Shares. Such contract may also provide for the repurchase of Shares of any such Series or Class by such Distributor as agent of the Trustees and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Declaration or the By-Laws as the Trustees may in their discretion determine.

      Section 3.2. Advisory or Management Contracts. Subject to approval by a Majority Shareholder Vote, the Trustees may from time to time enter into an investment advisory or management contract with another Person (an "Investment Adviser") pursuant to which an Investment Adviser shall agree to furnish to the Trusts with respect to one or more Series or Class, management, investment advisory, administrative, statistical, and research facilities and services, such contract to contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Declaration or the By-Laws as the Trustees may in their discretion determine, including the grant of authority to such Investment Adviser to determine what securities shall be purchased or sold by the Trust for the portfolio of the applicable Series or Class and what portion of the assets of or allocated to the pertinent Series or Class shall be uninvested and to implement its determinations by making changes in the investments of such Series or Class.

      Section 3.3. Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate  of any  Person  with which an  investment  advisory  or  management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust or any Series or Class thereof, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trustees or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, any Series or Class thereof or the Shareholders.

                                      ARTICLE IV

                       LIMITATION OF LIABILITY; INDEMNIFICATION

      Section 4.1. No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series or Class thereof. All persons extending credit to, contracting with or having any claim against the Trust or any Series or Class thereof shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any officer, employee or agent of the Trust whether past, present or future, shall be personally liable therefor. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, any Investment Adviser, Distributor, Custodian or Transfer Agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing in this Declaration shall, however, protect any Trustee, officer, employee or agent of the Trust against any liability to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      Section 4.2. Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or Class thereof or the Trustees or any of them in connection with the Trust or any Series or Class thereof shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall refer to this Declaration and shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust but the omission thereof shall not operate to bind any Trustee, Shareholder, officer, employee or agent of the Trust individually. No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

      Section 4.3. Indemnification of Trustees, Officers, Etc. To the fullest extent permitted by law, but subject to the next sentence of this
Section 4.3, the Trust shall indemnify each of its Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction or judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him) which arise in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent. If a Trustee, officer, employee or agent of the Trust shall be charged with not having acted in good faith in the reasonable belief that his actions were in the best interests of the Trust or any Series thereof or with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct"), the Trust shall not indemnify such Person unless

            (a) such charges shall have been finally disposed of on the merits favorably to such Person;

            (b) such charges shall have been dismissed for lack of evidence of disabling conduct;

            (c) such charges shall have been finally disposed of otherwise than on the merits favorably to such Person and there shall have been a determination as contemplated by the next sentence of this Section 4.3 that such Person was not guilty of disabling conduct; or

            (d) such charges shall have been finally disposed of by settlement or compromise and there shall have been a determination as contemplated by the next sentence of this Section 4.3 that such Person was not guilty of disabling conduct and that such settlement or compromise was in the best interests of the Trust.

Any determination required to be made under the preceding sentence may be made by (a) majority vote of a quorum consisting of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (c) a Majority Shareholder Vote (excluding Shares owned of record or beneficially by such individual). The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled.

      Section 4.4. Advance Payments. The Trustees may make advance payments in connection with the expense of defending any action with respect to which indemnification might be sought under Section 4.3 if there is an undertaking by or on behalf of the indemnitee to repay such advance payments unless it is ultimately determined that he is entitled to indemnification, provided that either (a) the indemnitee shall provide a security for his undertaking, (b) the Trust shall be insured against losses arising by reason of any lawful advances, or (c) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

      Section 4.5. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series or Class of which he held Shares to be held harmless from and indemnified against all loss and expense, including legal expenses reasonably incurred, arising from such liability. The rights accruing to a Shareholder under this Section 4.5 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

                                       ARTICLE V

                             SHARES OF BENEFICIAL INTEREST

      Section 5.1.  Shares of Beneficial Interest.
                    -----------------------------

            (a) The beneficial interest in the Trust shall be divided into Shares, all without par value. The Trustees shall have the authority from time to time, without obtaining shareholder approval, to create one or more Series of Shares (the proceeds of which may be invested in separate independently managed portfolios) in addition to the Series specifically established and designated in this Article V, and to divide the shares of any Series into two or more Classes pursuant to this Article V, all as they deem necessary or desirable, to establish and designate such Series and Classes, and to fix and determine the relative rights and preferences as between the different Series or Classes of Shares as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion on liquidation, conversion rights, and conditions under which the several or Classes of Shares shall have individual voting rights or no voting rights. Except as aforesaid, all Shares of the different Series shall be identical.

                  (1) The  number  of  authorized  Shares  and the  number  of
            Shares of each Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series or Classes of Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

                  (2) The  establishment  and designation of any Series or any
            Class of any Series in addition to that established and designated in Section 5.2 of this Article V shall be effective with the effectiveness of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or such Class of such Series or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to this Declaration of Trust, and the Trustees may make any such amendment without shareholder approval.

                  (3) Any  Trustee,  officer or other agent of the Trust,  and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series or Class of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

            (b) The Trustees shall have the authority from time to time, without obtaining shareholder approval, to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees. Expenses related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in Section 5.8, a Class of a Series may have exclusive voting rights with respect to matters relating solely to such Class. The bearing of expenses solely by a Class of Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such Class of a Series. The division of the Shares of a Series into Classes and the terms and conditions pursuant to which the Shares of the Classes of a Series will be issued must be made in compliance with the 1940 Act. No division of Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust, to the extent such a preference is prohibited by Section 18 of the 1940 Act as to the Trust.

            The relative rights and preferences of Shares of different Classes shall be the same in all respects except that, unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a Class shall vote exclusively on matters that affect that Class only, (ii) the expenses related to a Class shall be borne solely by such Class (as determined and allocated to such Class by the Trustees from time to time in a manner consistent with Sections 5.1 and 5.2 of this Article V); and (iii) pursuant to Section 11.7, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then-effective Prospectus and/or Statement of Additional Information relating to the Shares. Dividends and distributions on one class may differ from the dividends and distributions on another Class, and the net asset value of the Shares of one Class may differ from the net asset value of the Shares of another Class.

      Section 5.2. Series and Class Designation. Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series, the Trustees hereby establish two Series of Shares (to be known as "Oppenheimer Bond Fund" and "Oppenheimer Value Stock Fund" individually, a "Fund" and collectively, the "Funds"), and said Series shall be divided into four Classes, which shall be designated "Class A", "Class B", "Class C" and "Class N". The Shares of those Series and any Shares of any further Series or Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

      (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes. No holder of Shares of any Series shall have any claims on or right to any assets allocated to or belonging to any other Series.

      (b)         (1) Liabilities  Belonging to Series.  The assets  belonging
                      --------------------------------
            to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges and reserves of the Trust which are not identifiable as belong to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination shall be conclusive and binding upon the Shareholders.

                  (2) Liabilities Belonging to a Class. If a Series is divided into more than one Class, the liabilities, expenses, costs, charges and reserves attributable to a Class shall be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The allocations described in the two preceding sentences shall be subject to the 1940 Act and any release, rule, regulation, interpretation or order thereunder relating to such allocations. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Classes for all purposes. No holder of Shares of any Class shall have any claims on or right to any assets allocated or belonging to any other Class.

            (c) Dividends. Dividends and distributions on Shares of a particular Series or Class may be paid to the holders of Shares of that Series or Class, with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to such Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of such Series or Class in proportion to the number of Shares of such Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with paragraph 13 of Article SEVENTH.

            (d) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of each Series and all Classes of each Series that have been established and designated shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series or Class. The assets so distributable to the Shareholders of any particular Class and Series shall be distributed among such Shareholders in proportion to the number of Shares of such Class of that Series held by them and recorded on the books of the Trust.

            (e) Transfer. All Shares of each particular Series or Class shall be transferable, but transfers of Shares of a particular Class or Series will be recorded on the Share transfer records of the Trust applicable to such Series or Class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of such Series or Class and at such other times as may be permitted by the Trustees.

            (f) Equality. All Shares of each Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to such Series or any Class of that Series), and each Share of any particular Series shall be equal to each other Share of that Series and Shares of each Class of a Series shall be equal to each other Share of such Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Article FOURTH that may exist with respect to Shares of a Series or the different Classes of a Series. The Trustees may from time to time divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares of that Class or Series without thereby changing the proportionate beneficial interest in the assets belonging to that Class or Series or in any way affecting the rights of Shares of any other Class or Series.

            (g) Fractions. Any fractional Share of any Class and Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class and Series, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

            (h) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that (i) holders of Shares of any Series shall have the right to exchange said Shares into Shares of one or more other Series of Shares, (ii) holders of shares of any Class shall have the right to exchange said Shares into Shares of one or more other Classes of the same or a different Series, and/or (iii) the Trust shall have the right to carry out exchanges of the aforesaid kind, in each case in accordance with such requirements and procedures as may be established by the Trustees.

            (i) Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Class and Series that has been established and designated. No certification certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Class and Series held from time to time by each such Shareholder.

            (j) Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

            (k) Shareholders of a Series shall not be entitled to participate in an derivative or class action with respect to any matter which affects only another Series or its Shareholders.

      At any time that there are no Shares outstanding of any particular Series or Class previously established, the Trustees may by an instrument executed by a majority of their number abolish that Series or Class.

      Section 5.3. Termination of a Series. Any Series may be terminated by the affirmative vote of at least 66-2/3% of the Shares of such Series outstanding or, when authorized by a Majority Shareholder Vote, by an instrument in writing signed by a majority of the Trustees. Upon the termination of a Series, the Series shall carry on no business except for the purpose of winding up its affairs, and the Trustees shall proceed to wind up the affairs of the Series, having with respect to such Series all powers contemplated by Section 9.1 of this Declaration in the event of the termination of the Trust.

      Section 5.4. Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The ownership of the Trust Property and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder.

      Section 5.5.  Issuance of Shares.
                    ------------------

      Section 5.5.1. General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares of any Series or Class except that only Shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to the provisions of Section 6.6 hereof. All such Shares, when issued in accordance with the terms of this Section 5.5, shall be fully paid and nonassessable.

      Section 5.5.2. Price. No Shares of any Series shall be issued or sold by the Trustees for less than an amount which would result in proceeds to the Trust, before taxes and other expenses payable by the Trust in connection with such transaction, of at least the net asset value per share of Shares of such Series determined as contemplated by Article VII hereof.

      Section 5.5.3. On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares of any Series or Class and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees), or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

      Section 5.5.4. Fractional Shares. The Trustees may issue and sell fractions of Shares of any Series or Class, having pro rata all the rights of full Shares of such Series, including, without limitation, the right to vote and to receive dividends and distributions.

      Section 5.6. Register of Shares. A register shall be kept at the principal office of the Trust or an office of a Transfer Agent which shall contain the names and addresses of the Shareholders of each Series and Class and the number of Shares of such Series or Class held by them respectively and a record of all transfers thereof. A separate register shall be kept for each Series and Class. Such register or registers shall be conclusive as to who are the holders of the Shares of each Series or Class and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of such Series or Class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent for such Series or Class or such other agent or officer of the Trust as shall keep the said register or registers for entry thereon.

      Section 5.7. Transfer of Shares. Shares shall be transferable on the records of the Trust upon delivery to the Trust or the Transfer Agent or Agents of appropriate evidence of assignment, transfer, succession or authority to transfer. Upon such delivery the transfer shall be recorded on the register of the appropriate Series or Class. Until such record is made, the Trustees, the Transfer Agent or Agents, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

      Section  5.8.   Voting   Powers.   Except  as  set  forth  in  the  next
paragraph, the Shareholders shall have power to vote only on the following matters, as to each of which matters all Shareholders of all Series shall vote together: (a) for the election of Trustees as provided in Sections 2.5 and 2.7 hereof; (b) with respect to the removal of Trustees pursuant to
Section 5.11 hereof; (c) with respect to any termination of the Trust, as provided in Section 9.1 hereof; (d) with respect to any amendment of this Declaration affecting Shareholders of all Series equally to the extent and as provided in Section 9.2 hereof; (e) with respect to any merger, consolidation, or sale of assets of the Trust as provided in Section 9.3 hereof; (f) with respect to incorporation of the Trust to the extent and as provided in Section 9.4 hereof; (g) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (h) with respect to such additional matters relating to the Trust as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares with the Commission or any State or by any applicable law or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable.

      The Shareholders of each Series shall have power to vote as a separate Series only on the following matters: (i) with respect to any investment advisory or management contract with respect to such Series entered into pursuant to Section 3.2 hereof; (ii) with respect to any amendment of this Declaration affecting the Shareholders of such Series differently from the Shareholders of other Series; and (iii) with respect to such additional matters relating to such Series as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares of such Series with the Commission or any State or by any applicable law or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable.

      If the Shares of a Series  shall be divided  into Classes as provided in
Section 5.2, the shares of each Class shall have identical voting rights except that the Trustees, in their discretion, may provide a Class of a Series with exclusive voting rights with respect to matters which relate solely to such Classes. If the Shares of any Series shall be divided into Classes with a Class having exclusive voting rights with respect to certain matters, the quorum and voting requirements described below with respect to action to be taken by the Shareholders of the Class of such Series on such matters shall be applicable only to the Shares of such Class. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.

      Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, A majority of the Shares voted shall decide any questions, except when a different vote is specified by applicable law, any provision of the By-Laws or this Declaration. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including the right to authorize an amendment to this Declaration under Section 9.2 hereof) and may take any action required by applicable law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholder votes and related matters.

      Section 5.9. Meetings of Shareholders. Special meetings of the Shareholders of any one or more Series may be called at any time by the Chairman of the Board, the President or a Vice President of the Trust, or by a majority of the Trustees. Without limiting the provisions of Section 5.11 hereof a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than 25% of all of the Shares entitled to be voted at such meetings, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

      Section 5.10. Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders' meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders' meeting.

      Section 5.11. Removal of Trustees by Shareholders. No Trustee shall serve as trustee of the Trust, after the holders of record of not less than 66-2/3% of the Shares outstanding have declared that such Trustee be removed from the office either by declaration in writing filed with the Secretary of the Trust or by votes cast in person or by proxy at a meeting of Shareholders specifically called for such purpose. Notwithstanding the provisions of
Section 5.9 hereof, the Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any or all of the Trustees pursuant to this Section 5.11 when requested in writing to do so by the record holders of not less than 10% of the outstanding Shares of the Trust.

      Whenever ten or more Shareholders who have been such for at least six months preceding the date of application and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares of the Trust, whichever is less, shall apply to the Trustees in writing stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting for consideration of the removal of any or all of the Trustees and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communications and form of request. If the Trustees elect to follow the course specified in clause (2) of the preceding sentence, the Trustees shall comply with the provisions of Section 16(c) of the 1940 Act or any successor thereto, and any rule, release or order promulgated thereunder.

                                      ARTICLE VI

                          REDEMPTION AND REPURCHASE OF SHARES

      Section 6.1. Redemption of Shares. The Trustees shall redeem Shares of any Series or Class, subject to the conditions and at the price determined as herein set forth, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees shall have power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.


      Section  6.2.  Price.  Shares  shall  be  redeemed  for  an  amount  not
                     -----
exceeding  the net asset value of such Shares  determined as  contemplated  by
Article VII hereof.

      Section 6.3. Payment. Payment for Shares redeemed shall be made to the Shareholder of record within 7 days after the date upon which proper application is received, subject to the Trustees or their designated agent being satisfied that the purchase price of such Shares has been collected and to the provisions of Section 6.4 hereof. Such payment shall be made in cash or other assets of the Trust or both, as the Trustees shall prescribe. For the purposes of such payment for Shares redeemed, the value of assets delivered shall be determined as set forth in Article VII hereof.

      Section 6.4. Effect of Suspension of Right of Redemption. If, pursuant to Section 6.6 hereof, the Trustees shall declare a suspension of the right of redemption, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the time specified in Section 6.6. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall not exceed the net asset value of such Shares next determined as set forth in Article VII hereof after the termination of such suspension and payment shall be made within 7 days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

      Section 6.5. Repurchase by Agreement. The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share of such Shares next determined as set forth in Article VII hereof.

      Section 6.6. Suspension of Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (a) during which the New York Stock Exchange is closed, other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Trustees of securities owned by them is not reasonably practicable or it is not reasonably practicable for the Trustees fairly to determine the value of the net assets of the Trust, or (d) during which the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption.

      Such suspension shall take effect at such time as the Trustees shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (i) the condition giving rise to the suspension shall have ceased to exist and (ii) no other condition exists under which suspension is authorized under this Section 6.6. Each declaration by the Trustees pursuant to this Section 6.6 shall be consistent with such applicable rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Commission or any other governmental body having jurisdiction over the Trust and as shall be in effect at the time. To the extent not inconsistent with such rules and regulations, the determination of the Trustees shall be conclusive.

      Section 6.7.  Involuntary Redemption of Shares; Disclosure of Holding.
                    -------------------------------------------------------

            (a) If the Trustee shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust or any Series or Class thereof has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the United States Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them

                  (i) to call for  redemption a number,  or principal  amount, of Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and

                  (ii) to refuse to  transfer  or issue  Shares to any  Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification.

Any redemption pursuant to this Section 6.7(a) shall be effected at a redemption price determined in accordance with Section 6.2 hereof.

            (b) The holders of Shares shall upon request disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the United States Internal Revenue Code, or to comply with the requirements of any other taxing authority.

            (c) The Trustees shall have the power to redeem Shares in any account at a redemption price determined in accordance with Section 6.2 hereof if at any time the value of the total investment in such account is less than $1,000, in which event the Shareholder shall be notified that the value of his account is less than $1,000 and allowed 30 days to purchase additional Shares before his Shares are redeemed.

                                      ARTICLE VII

                    DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

      Section 7.1. By Whom Determined. The Trustees shall have the power and duty to determine from time to time the net asset value per share of the Shares of each Series or Class. They may appoint one or more Persons to assist them in the determination of the value of securities in the portfolio of each Series or Class and to make the actual calculations pursuant to their directions. Any determination made pursuant to this Article VII shall be binding on all parties concerned.

      Section 7.2. When Determined. The net asset value shall be determined at such times as the Trustees shall prescribe in accordance with the applicable provisions of the 1940 Act and the regulations and orders from time to time in effect thereunder. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

      Section 7.3. Computation of Per Share Net Asset Value. For purposes of the computation of net asset value, as in this Declaration of Trust referred to, the following rules shall apply:

            (a) The net asset value per Share of any Series, as of the time of valuation on any day, shall be the quotient obtained by dividing the value, as at such time, of the net assets of that Series (i.e., the value of the assets of that Series less its liabilities exclusive of its surplus) by the total number of Shares of that Series outstanding at such time. The assets and liabilities of any Series shall be determined in accordance with generally accepted accounting principles, provided, however, that in determining the liabilities of any Series there shall be included such reserves for taxes or contingent liabilities as may be authorized or approved by the Trustees, and provided further that in connection with the accrual of any fee or refund payable to or by an investment advisor of the Trust for such Series, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each Share of that Series is being determined due to the contingent nature of such fee or refund, the Trustees are authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in question to the date of such determination, or on such other bases as the Trustees may establish.

                  (1) Shares of a Series to be issued shall be deemed to be outstanding as of the time of the determination of the net asset value per Share applicable to such issuance and the net price thereof shall be deemed to be an asset of that Series;

                  (2) Shares of a Series to be redeemed by the Trust shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption, and thereupon, and until paid, the redemption price thereof shall be deemed to be a liability of that Series; and

                  (3) Shares of a Series  voluntarily  purchased or contracted to be  purchased  by  the  Trust  pursuant  to the  provisions  of
            Section 6.5 shall be deemed to be outstanding until whichever is the later of (i) the time of the making of such purchase or contract of purchase, and (ii) the time at which the purchase price is determined, and thereupon, and until paid, the purchase price thereof shall be deemed to be a liability of that Series.

      Section 7.4. Interim Determinations. Any determination of net asset value other than at the time or times prescribed under Section 7.2 hereof may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which in the opinion of the Trustees will fairly reflect the changes in the net asset value.

      Section 7.5. Maintenance of Constant Net Asset Value Per Share. The Trustees shall have the power to maintain the net asset value per share of the Shares of any Series or Class at a constant amount. In the exercise of the power granted in this Section 7.5 the Trustees may:

            (a) Suspend the accrual or payment of net income to holders of Shares of any Series or Class or the declaration or payment of dividends.

            (b) Offset or cause to be offset losses (whether realized or unrealized) suffered in respect of the assets of any Series or Class against net income accrued to the account of holders of Shares of such Series or Class or against dividends declared but not yet paid to such holders.

            (c) Provide for the entry in such holders' accounts of debits representing proportionate amounts of such losses.

            (d) Adjust the total number of Shares outstanding of any Series or Class by treating each holder of Shares of such Series or Class as having made a proportionate contribution to capital of Shares of such Series or Class representing an aggregate amount equal to such losses (or to a portion of such losses), by accruing net income to the accounts of such holders or by declaring a dividend in Shares of such Series or Class representing such aggregate amount.

            (e) Take such other action as the Trustees may deem advisable in order to maintain the net asset value per share at a constant amount.

      Nothing in this Section 7.5 shall, however, require the Trustees to maintain the net asset value per share of the Shares of any Series or Class at a constant amount in the event that the Trustees determine that the maintenance of such net asset value per share at a constant amount is not in the best interest of the Trust or the holders of Shares of such Series or Class.

      Section 7.6. Outstanding Shares. For the purposes of this Article VII, outstanding Shares of any Series or Class shall mean those Shares shown from time to time on the books of such Series or the Transfer Agent for such Series or Class as then issued and outstanding, adjusted as follows:

            (a) Shares sold shall be deemed to be outstanding Shares from the time when the sale is reported to the Trustees or their agents for determining net asset value, but not before (i) an unconditional purchase order therefor has been received by the Trustees (directly or through one of their agents) or by the Distributor or Transfer Agent of such Series or Class and the sale price in currency has been determined and (ii) receipt by the Trustees (directly or through one of their agents) of Federal funds in the amount of the sale price; and such sale price (net of commission, if any, and any stamp or other tax payable by the Trust in connection with the issue and sale of the Shares sold) shall be thereupon deemed to be an asset of the Trust.

            (b) Shares distributed pursuant to Section 7.7 shall be deemed to be outstanding as of the time that Shareholders who shall receive the distribution are determined.

            (c) Shares for which a proper application for redemption has been made or which are subject to repurchase by the Trustees shall be deemed to be outstanding Shares up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding Shares and the redemption or purchase price until paid shall be deemed to be a liability of the appropriate Series.

      Section 7.7. Distributions to Shareholders. Without limiting the powers of the Trustees under Subsection (e) of Section 2.1 of Article II hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders of any Series or Class such income and capital gains, accrued or realized, of such Series or Class as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities of such Series or Class (including such reserves as the Trustees may establish) determined in accordance with generally accepted accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Such distributions shall be made in cash, property or Shares of the appropriate Series or Class or any combination thereof as determined by the Trustees. Any such distribution paid in Shares shall be paid at the net asset value thereof as determined pursuant to this Article VII. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

      Section 7.8. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other based and times for the determination of the per share net asset value of Shares of any Series or Class as may be permitted by, or as they may deem necessary or desirable to enable the Trust to comply with, any provision of the 1940 Act, any rule or regulation thereunder (including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association or exchange registered under the Securities Exchange Act of 1934, as amended) or any order of exemption issued by the Commission, all as in effect now or as hereafter amended or modified.

                                     ARTICLE VIII

                                      CUSTODIANS

      Section 8.1. Appointment and Duties. Subject to the 1940 Act and such rules, regulations and orders as the Commission may adopt, the Trustees shall employ a bank or trust company having a capital, surplus and undivided profits of at least $2,000,000 as Custodian for each Series with authority as the agent of the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

            (a) to hold the securities owned by the Series, or by the Trust on behalf of such Series, and deliver the same upon written order;

            (b) to receive and receipt for any moneys due to the Series, or to the Trust on behalf of such Series, and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

            (c)  to disburse such funds upon orders or vouchers.

The Trustees may also authorize such Custodian as the agent of the Trust (x) to keep the books and accounts of the Series and furnish clerical and accounting services and (y) to compute the net income and the value of the net assets of the Series.

      The acts and services of a Custodian shall be performed upon such basis of compensation as may be agreed upon by the Trustees and the Custodian.

      The Trustees may also authorize a Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company having capital, surplus and undivided profits of at least $2,000,000.

      Section 8.2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian agreement or inability of any Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of holders of Shares of the applicable Series to determine whether the Series shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the Shares of the applicable Series outstanding and entitled to vote, the Custodian shall deliver and pay over all property of the Series held by it as specified in such vote.

      Section 8.3. Central Certificate System, Etc. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities of the applicable Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

      Section 8.4. Acceptance of Receipts in Lieu of Certificate. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                      ARTICLE IX

               DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.
               --------------------------------------------------------

      Section 9.1.  Duration and Termination.
                    ------------------------

            (a)  Unless  terminated  as  provided  herein,   the  Trust  shall
      continue without limitation of time. The Trust may be terminated by the affirmative vote of at least 66-2/3% of the Shares outstanding or, when authorized by a Majority Shareholder Vote, by an instrument in writing signed by a majority of the Trustees. Upon the termination of the Trust,

                  (i) The Trust  shall  carry on no  business  except  for the purpose of winding up its affairs.

                  (ii) The  Trustees  shall  proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 9.3 hereof shall receive the approval so required.

                  (iii) After paying or  adequately  providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

            (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

      Section 9.2.  Amendment Procedure.
                    -------------------

            (a) This Declaration may be amended from time to time by an instrument in writing signed by a majority of the Trustees when authorized by a Majority Shareholder Vote, provided that amendments having the purpose (x) of changing the name of the Trust or (y) authorizing additional Series of Shares shall not require authorization by the Shareholders. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust to permit assessments upon Shareholders.

            (b) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid, or a copy of this Declaration as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

            (c) Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

      Section 9.3. Merger, Consolidation and Sale of Assets. The Trust or any Series or Class may merge or consolidate with any Series or Class or any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property allocable to such Series, as the case may be, including its good will, upon such terms and conditions for such consideration and when as authorized at any Shareholders' meeting called for the purpose by a Majority Shareholder Vote.

      Section 9.4. Incorporation. With the approval of a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or successor thereto and any such corporation, trust, partnership, association or other organization. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring less than all or substantially all of the Trust Property to such organization or entities.

                                       ARTICLE X

                                REPORTS TO SHAREHOLDERS

      The Trustees shall at least semi-annually submit to the Shareholders of each Series a written financial report of the transactions of the appropriate Series, including financial statements which shall at least annually be accompanied by a report thereon of independent public accountants.

                                      ARTICLE XI

                                     MISCELLANEOUS

      Section 11.1. Filing. This Declaration and any amendment hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless any such amendment sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of the Commonwealth of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      Section 11.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

      Section 11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      Section 11.5.  Provisions in Conflict with Law or Regulations.
                     ----------------------------------------------

            (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the United States Internal Revenue Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

      Section 11.6. Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to "this Declaration" shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration and not exclusively to the article or section in which such words appear. The words "he," "his" and "him" shall be deemed to include the feminine and neuter, as well as the masculine gender.

      Section 11.7. Action by the Board. Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective Prospectus and/or Statement of Additional Information relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

      Section 11.8. Use of the Name "Oppenheimer". The name "Oppenheimer" included in the name of the Trust and of any Series or Class shall be used pursuant to a royalty-free, non-exclusive license from Oppenheimer Management Corporation ("OMC"), incidental to and as part of an advisory, management or supervisory contract which may be entered into by the Trust with OMC. The license may be terminated by OMC upon termination of such advisory, management or supervisory contract or without cause upon 60 days' written notice, in which case neither the Trust nor any Series or Class shall have any further right to use the name "Oppenheimer" in its name or otherwise and the Trust, the Shareholders and its officers and Trustees shall promptly take whatever action may be necessary to change its name and the names of any Series or Classes accordingly.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 18th day of January, 2001.


/s/ Robert G. Avis......      ......                              /s/   Robert
M. Kirchner
--------------------------                      ---------------------------
Robert G. Avis                                        Robert M. Kirchner
One North Jefferson                                   2800 S. University Blvd.
St. Louis, Missouri 63103                       Denver, Colorado 80210

/s/ William L. Armstron                         /s/ C. Howard Kast
--------------------------                      ---------------------------
William L. Armstrong                                  C. Howard Kast
11 Carriage Lane                                2552 East Alameda
Littleton, Colorado 80121                       Denver, Colorado 80209

/s/ Jon S. Fossel
----------------------------
Jon S. Fossel
810 Jack Creek Road
Ennis, Montana 59729

/s/ Raymond J. Kalinowski                       /s/ Sam Freedman
--------------------------                      ------------------------------
Raymond J. Kalinowski                           Sam Freedman
44 Portland Drive                               4975 Lakeshore Drive
St. Louis, Missouri 63131                       Littleton, Colorado 80123

/s/ James C. Swain
--------------------------
James C. Swain
355 Adams Street
Denver, Colorado 80206